Exhibit 5.1

February 29, 2024

Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

We serve as Oklahoma counsel to Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), which filed a registration statement on Form S-4 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of shares of Chesapeake’s common stock, par value $0.01 per share (the “Shares”) to be issued under the Agreement and Plan of Merger, dated as of January 10, 2024 (the “Merger Agreement”), by and among Chesapeake, with Hulk Merger Sub, Inc. a Delaware corporation and a wholly owned subsidiary of Chesapeake (“Merger Sub Inc”), Hulk LLC Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Chesapeake (“Merger Sub LLC”), and Southwestern Energy Company, a Delaware corporation (“Southwestern”). Terms not otherwise defined in this Opinion Letter have the meanings ascribed in the Merger Agreement.

At your request, we are furnishing this Opinion Letter to you for filing as Exhibit 5.1 to the Registration Statement to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In preparing this Opinion Letter, we have examined (i) the certificate of incorporation and bylaws of Chesapeake (the “Organizational Documents”), (ii) the Merger Agreement, (iii) the Registration Statement and its exhibits, and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such other instruments and other certificates of public officials and of officers and representatives of Chesapeake as we have deemed appropriate as a basis for our opinions.

We have assumed: (i) the genuineness of any signatures on all documents we have reviewed; (ii) the legal capacity of natural persons who have executed all documents we have reviewed; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted as copies and the authenticity of the originals of such copies; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and relied upon; (vi) the accuracy, completeness and authenticity of certificates of public officials; (vii) that the Registration Statement and the Organizational Documents, each as amended to this date, will not have been amended after this date in a manner that would affect the validity of our opinions; and (viii) that the Merger Agreement constitutes the valid and legally binding obligation of each party to the Merger Agreement, enforceable against such party in accordance with its terms. We have relied upon a certificate and other assurances of officers of Chesapeake as to factual matters without having independently verified such factual matters.

Chesapeake Energy Corporation
February 29, 2024

We have further assumed that:

(i)          The Registration Statement, and any amendments (including post-effective amendments), has become effective and complies with applicable law; and

(ii)         The merger consideration (including the share consideration) will be duly approved by Chesapeake’s board of directors before the effective time of the Merger and the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or waived and such transactions are duly consummated.

Our opinions are limited to matters governed by the laws of the State of Oklahoma, and we express no opinion as to the laws of any other jurisdiction or as to the effect of or compliance with any state securities or blue sky laws.

Based upon the foregoing and on such legal considerations as we deem relevant, and subject to the assumptions, limitations and qualifications set forth in this Opinion Letter and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

1.      Chesapeake is validly existing as a corporation under the laws of the State of Oklahoma and is in good standing under such laws.

2.      The Shares have been duly authorized by all necessary corporate action on behalf of Chesapeake, and upon issuance and delivery under and in accordance with the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption “Validity of Common Stock” in the proxy statement/prospectus forming a part of the Registration Statement and to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations of the Commission.

Very truly yours,

/s/ Derrick & Briggs, LLP